                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        YEARS ENDED
                                                                          ---------------------------------------
                                                                          NOVEMBER 28   NOVEMBER 29   DECEMBER 1
                                                                              1997          1996         1995
                                                                          ------------  ------------  -----------
Net income..............................................................   $  186,837    $  153,277    $  93,485
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------
Primary shares outstanding:
  Weighted average shares outstanding during the year...................       72,077        72,557       71,456
  Common stock equivalent shares........................................        2,055         2,507        2,797
                                                                          ------------  ------------  -----------
                                                                               74,132        75,064       74,253
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------
Fully diluted shares outstanding:
  Weighted average shares outstanding during the year...................       72,077        72,557       71,456
  Common stock equivalent shares........................................        2,166         2,670        2,958
                                                                          ------------  ------------  -----------
                                                                               74,243        75,227       74,414
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------
Primary net income per common stock and common stock equivalent share...   $     2.52    $     2.04    $    1.26
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------
Fully diluted net income per common stock and common stock equivalent
  share.................................................................   $     2.52    $     2.04    $    1.26
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------

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